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                                                                    EXHIBIT j(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of MainStay Common Stock Fund (formerly MainStay Growth Opportunities Fund), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
October 28, 2004